UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 23, 2010

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-5727

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement .

On February 23, 2010, we entered into what is sometimes termed an equity line of credit arrangement with Commerce Court Small Cap Value Fund, Ltd., or Commerce Court.  Specifically, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, which provides that, upon the terms and subject to the conditions set forth therein, Commerce Court is committed to purchase up $20 million worth of shares of our common stock over the approximately 18-month term of the Purchase Agreement; provided, however, in no event may we sell under the Purchase Agreement more than 8,423,431 shares of common stock, which is equal to one share less than twenty percent of our outstanding shares of common stock on the closing date of the Purchase Agreement, less the number of shares of common stock we issued to Commerce Court on the closing date in payment of its commitment fee.

From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Commerce Court with draw down notices to purchase our common stock over eight consecutive trading days or such other period mutually agreed upon by us and Commerce Court, or the draw down period, with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down (which limitations may be waived or modified by mutual agreement of the parties).  We are able to present Commerce Court with up to 24 draw down notices during the term of the Purchase Agreement, with only one such draw down notice allowed per draw down period and a minimum of five trading days required between each draw down period.

Once presented with a draw down notice, Commerce Court is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for our common stock exceeds a threshold price determined by us for such draw down.  The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 3.125% to 5.0%, based on the trading price of our common stock.  If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Commerce Court will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Commerce Court may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Commerce Court the right to exercise one or more options to purchase additional shares of our common stock during each draw down period for an amount of shares specified by us based on the trading price of our common stock.  Upon Commerce Court’s exercise of an option, we would sell to Commerce Court the shares of our common stock subject to the option at a price equal to the greater of the daily volume weighted average price of our common stock on the day Commerce Court notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount calculated in the same manner as it is calculated in the draw down notices.

Our issuance of shares of common stock to Commerce Court pursuant to the Purchase Agreement, and the sale of those shares from time to time by Commerce Court to the public, will be covered by our Registration Statement on Form S-3 (No. 333-159253), filed with the Commission on May 15, 2009, as amended and supplemented from time to time.  Commerce Court is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.  Commerce Court has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Purchase Agreement.  Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price.  Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act.  Commerce Court has informed us that each such broker-dealer will receive commissions from Commerce Court which will not exceed customary brokerage commissions. Commerce Court may also pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.

In connection with this transaction, a filing will be made with the Corporate Finance Department of the Financial Industry Regulatory Authority, or the FINRA, pursuant to FINRA Rule 5110.  Among other customary conditions to the parties’ obligations under the Purchase Agreement, we are not permitted to deliver any draw down notice to Commerce Court, and Commerce Court is not obligated to purchase any shares of our common stock under the Purchase Agreement, unless and until we have received written confirmation from the FINRA to the effect that the FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby.  If the FINRA raises an objection to the terms of the Purchase Agreement or otherwise fails to confirm in writing that it has no objection, and such objection shall not have been resolved or such confirmation of no objection shall not have been obtained prior to April 24, 2010, either we or Commerce Court may terminate the Purchase Agreement, provided that the terminating party used its commercially reasonable efforts to resolve the objection and obtain such written confirmation in accordance with the terms of the Purchase Agreement and the terminating party’s breach of the Purchase Agreement was not a principal cause of the FINRA’s objection or failure to obtain such confirmation from the FINRA.

The shares of common stock issued under the Purchase Agreement may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Commerce Court has agreed that during the term of and for a period of 90 days after the termination of the Purchase Agreement, neither Commerce Court nor any of its affiliates will, directly or indirectly, sell any of our securities except the shares that it owns or has the right to purchase pursuant to the provisions of a draw down notice.  Commerce Court has agreed that during the periods listed above neither it nor any of its affiliates will enter into a short position with respect to shares of our common stock except that Commerce Court may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Commerce Court covers any such sales with the shares purchased pursuant to such draw down notice.  Commerce Court has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of our common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of our common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of our common stock, except for the sales permitted by the prior two sentences.

In addition, Commerce Court and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act or 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock by Commerce Court or any unaffiliated broker-dealer.  Under these rules and regulations, Commerce Court and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•

must furnish each broker which offers shares of our common stock covered by the prospectus that is a part of our registration statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Commerce Court and any unaffiliated broker-dealer.

We have agreed to indemnify and hold harmless Commerce Court and each person who controls Commerce Court against certain liabilities, including certain liabilities under the Securities Act.  We have agreed to pay up to $40,000 of Commerce Court’s reasonable attorneys’ fees and expenses incurred by Commerce Court in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.  Further, if we issue a draw down notice and fail to deliver the shares to Commerce Court on the applicable settlement date, and such failure continues for ten trading days, we have agreed to pay Commerce Court liquidated damages in cash or restricted shares of our common stock, at Commerce Court’s option.

Commerce Court has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities under the Securities Act that may be based upon written information furnished by Commerce Court to us for inclusion in this prospectus or any other prospectus or prospectus supplement related to this transaction.

Upon each sale of our common stock to Commerce Court under the Purchase Agreement, we have agreed to pay Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, or Reedland, a placement fee equal to 1% of the aggregate dollar amount of common stock purchased by Commerce Court.  We also have agreed to pay up to $10,000 of Reedland’s attorneys’ fees and expenses incurred by Reedland in connection with the preparation with filings required to be made on behalf of Reedland in connection with the Purchase Agreement and the related transaction pursuant to FINRA Rule 5110.  We have agreed to indemnify and hold harmless Reedland and each person who controls Reedland against certain liabilities, including certain liabilities under the Securities Act.

In consideration of Commerce Court’s execution and delivery of the Purchase Agreement, we agreed to issue to Commerce Court upon the execution of the Purchase Agreement 121,183 shares of our common stock.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Company’s press release dated February 23, 2010 is attached hereto as Exhibit 99.1

ITEM 9.01             Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1	Common Stock Purchase Agreement dated as of February 23, 2010, by and between Poniard Pharmaceuticals, Inc. and Commerce Court Small Cap Value Fund, Ltd.

99.1	Press Release, dated February 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PONIARD PHARMACEUTICALS, INC.
Dated: February 23, 2010	By:	/s/ Gregory L. Weaver
	Name:	Gregory L. Weaver
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Common Stock Purchase Agreement dated as of February 23, 2010, by and between Poniard Pharmaceuticals, Inc. and Commerce Court Small Cap Value Fund, Ltd.

99.1	Press Release, dated February 23, 2010